UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 11/6/2006

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-8092

DE	94-1620407
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

323 Vintage Park Drive, Suite B, Foster City, California 94404
(Address of Principal Executive Offices, Including Zip Code)

650-212-2568
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2006, OXIS International, Inc. (“OXIS”) entered into an Employment Agreement with Marvin S. Hausman, M.D., the President and Chief Executive Officer of OXIS and the Chairman of the Board of Directors. The commencement date of the agreement was set retroactively at October 15, 2006 (the “Commencement Date”).

Pursuant to the Employment Agreement, Dr. Hausman will continue to serve as the President and Chief Executive Officer of OXIS for a three year period from the Commencement Date, thereafter on a one year basis. Dr. Hausman will receive annual compensation in the amount of $250,000, payable quarterly in advance in cash, common stock based on a price equal to 85% of average of the five closing prices for the five trading days prior to the date that the issuance is authorized by the Board of Directors, or in ten year warrants equal to that number of warrants equal to 1.5 times the number of shares that would otherwise be received. For the initial quarterly payment, Dr. Hausman was issued 347,222 restricted shares. During the three year term of the agreement, Dr. Hausman shall receive an annual bonus based upon the attainment of agreed upon goals and milestones as determined by the Board of Directors and its Compensation Committee. During the remainder of calendar year 2006, Dr. Hausman’s bonus shall be pro rated on an annual bonus rate in the range of 25% to 50% of his base salary, and the bonus for subsequent years of the term of the agreement shall be in a similar target range. The bonuses payable hereunder shall be paid in cash, although at Dr. Hausman’s sole option, they may be paid in stock (or in the form of ten year warrants with cashless exercise provisions, with 1.5 times the number of warrants to be issued in lieu of the number of shares of common stock), based upon the average of the closing bid and asked prices for the 5 trading days immediately prior to the awarding to Dr. Hausman of the bonus for a particular year. Once OXIS has raised at least $2.5 million in one or more financings (equity, debt or convertible debt, in addition to the financing closed on October 25, 2006) or in a strategic transaction (in each case, a Qualifying Finance), Dr. Hausman may elect, at any time, in lieu of receiving a quarterly issuance of stock (or warrants in lieu thereof), to receive his base salary in cash, payable monthly on OXIS’s regular pay cycle for professional employees. As part of the compensation under the Employment Agreement, OXIS granted Dr. Hausman a ten year a non-qualified option to purchase 495,000 shares of OXIS common stock at an exercise price of $0.20 per share, vesting as follows: (i) 247,500 options vesting in four equal quarterly installments commencing on January 15, 2007 and every three months thereafter and (ii) and the remaining 247,500 options vesting in eight quarterly installments over the following two years (the “Initial Option Grant”). Additionally, OXIS granted Dr. Hausman, as a sign on bonus, 500,000 restricted shares of common stock and a ten year common stock purchase warrant to purchase 1,505,000 shares at an exercise price of $0.20 per share, with vesting in six equal installments, commencing on November 14, 2006, through the 180th day after the Commencement Date. OXIS shall provide Dr. Hausman with an annual office expense allowance of $50,000, for the costs of maintaining an office in the Stevenson, Washington area. The office expense allowance shall be payable quarterly in advance in the form of common stock, at a price equal to 85% of the Market Price. For the first installment, representing $12,500 of the office expense allowance, Dr. Hausman was issued 69,444 restricted shares of common stock. Hereafter, the office allowance expense will be paid promptly after the determination of the Market Price on the dates that are three months, six months and nine months from the date hereof, and quarterly thereafter for the duration of the term of the agreement. Notwithstanding the foregoing, once OXIS has completed a Qualifying Financing, the office expense allowance will be paid in cash in advance, commencing for the quarter next following the quarter in which the Qualifying Financing occurred. Additionally, Dr. Hausman shall receive family health and dental insurance benefits and short-term and long-term disability policies.

Upon termination for cause, all compensation due to Dr. Hausman under the agreement will cease, other than a right to participate in continued group health insurance for a certain period of time (this applies to all terminations, except if Dr, Hausman terminates without good reason) and any unexercised portions of his stock options shall expire upon such termination. In the event that OXIS terminates Dr. Hausman’s employment within one year of a change of control, Dr Hausman shall receive an amount equal to twelve months of base salary for the then current term of the agreement (which is in addition to the base salary paid to Dr. Hausman after OXIS’ delivery of notice of termination and the actual date of termination) plus an amount equal to the prior year’s bonus (and if occurring before the bonus for 2007 has been determined, an amount equal to 50% of the then current base salary), and the full vesting of Dr. Hausman’s stock options, and extended exercisability thereof until their respective expiration dates. In the event that the OXIS terminates its relationship with Dr. Hausman, including a non-renewal of the agreement by OXIS, but other than upon a change of control, death, disability or cause, Dr. Hausman shall receive the following: (i) if employment was terminated during the calendar year 2006, an amount equal to six months of the then current base salary; if employment was terminated commencing in the calendar year 2007 or if OXIS elects not to renew the agreement, an amount equal to twelve months of base salary for the then current term of the agreement plus an amount equal to the prior year’s bonus (and if occurring before the bonus for 2007 has been determined, an amount equal to 50% of the then current base salary); (ii) if employment was terminated during the calendar year 2006, 50% of the previously unvested portion of the Initial Option Grant shall vest and such vested options shall be exercisable until their respective expiration dates; if employment was terminated commencing in the calendar year 2007 and thereafter or if OXIS elects not to renew the agreement following the initial three year term or any additional term, all stock options granted to Dr. Hausman (including without limitation the Initial Option Grant) shall immediately vest and shall remain exercisable until their respective expiration dates. In the event Dr. Hausman terminates his relationship with OXIS for good reason within one (1) year of the occurrence of the event which established the good reason, or for good reason within one year of a change of control, Dr. Hausman shall receive the following: (i) if the termination occurred during the calendar year 2006 for good reason, an amount equal to six months of base salary; if the termination occurred during the calendar year 2006 due to a change of control, an amount equal to twelve months of base salary; if termination for good reason occurred during the calendar year 2007 or thereafter, an amount equal to twelve months of the then current base salary plus an amount equal to the prior year’s bonus (and if occurring before the bonus for 2007 has been determined, an amount equal to 50% of the then current base salary); (ii) if termination occurred during the calendar year 2006, 50% of the previously unvested portion of the Initial Option Grant shall vest and such vested options shall be exercisable until their respective expiration dates, except that if termination is by Dr. Hausman for good reason subsequent to a change of control, then 100% of any option grants to Dr. Hausman (including, without limitation, the Initial Option Grant) shall vest and shall remain exercisable until its respective expiration dates; if employment was terminated commencing in the calendar year 2007 and thereafter, all stock options granted to Dr. Hausman (including, without limitation, the Initial Option Grant) shall immediately vest and shall remain exercisable until their respective expiration dates.

On November 6, 2006, OXIS entered into an Advisory Agreement with Ambient Advisors LLC (the “Advisor”). Gary M. Post, a member of the board of directors, is the manager of Ambient Advisors LLC. The commencement date of the agreement was set retroactively at October 15, 2006 (the “Commencement Date”).

Pursuant to the Advisory Agreement, the Advisor will provide certain services pertaining to strategic planning, financial planning and budgeting, investor relations, corporate finance and such additional roles and responsibilities as requested for a three year period from the Commencement Date, thereafter on a one year basis. The Advisor will receive annual compensation in the amount of $83,333, payable quarterly in advance in cash, common stock based on a price equal to 85% of average of the five closing prices for the five trading days prior to the date that the issuance is authorized by the Board of Directors, or in ten year warrants equal to that number of warrants equal to 1.5 times the number of shares that would otherwise be received. For the initial quarterly payment, the Advisor received a ten year warrant to purchase 173,608 shares with an exercise price of $0.20 per share, vesting immediately. As part of the compensation under the Advisory Agreement, OXIS granted the Advisor a ten year common stock purchase warrant to purchase 550,000 shares of OXIS common stock at an exercise price of $0.20 per share, vesting as follows: (i) 275,000 warrants vesting in four equal quarterly installments commencing on January 15, 2007 and every three months thereafter and (ii) and the remaining 275,000 warrants vesting in eight quarterly installments over the following two years. Additionally, OXIS granted the Advisor, as a sign on bonus, a non-qualified option to purchase 333,333 shares at exercise price of $0.20 per share, with vesting in six equal installments, commencing on November 14, 2006, through the 180th day after the Commencement Date. During the three year term of the agreement, the Advisor shall receive an annual bonus based upon the attainment of agreed upon goals and milestones as determined by the Board of Directors and its Compensation Committee. During the remainder of calendar year 2006, the Advisor’s bonus shall be pro rated on an annual bonus rate in the range of 25% to 50% of the advisory fee, and the bonus for subsequent years of the term of the agreement shall be in a similar target range. The bonuses payable hereunder shall be paid in cash, although at the Advisor’s sole option, they may be paid in stock (or in the form of ten year warrants with cashless exercise provisions, with 1.5 times the number of warrants to be issued in lieu of the number of shares of common stock), based upon the average of the closing bid and asked prices for the 5 trading days immediately prior to the awarding to the Advisor of the bonus for a particular year.

If OXIS terminates the Advisory Agreement without cause after the six month anniversary of November 6, 2006, the Advisor shall receive an amount equal to twelve months of the advisory fee in a lump sum payment and all outstanding stock options shall become fully vested and the warrants vested as of the date of termination and the stock options shall remain exercisable through their respective expiration dates. If OXIS terminates this Agreement without cause prior the six month anniversary of November 6, 2006, Advisor shall be paid any expenses due to him and all vested stock options and warrants shall remain exercisable through their respective expiration dates. If OXIS terminates Advisor for cause, Advisor shall not be entitled to any further payments of its advisory fee hereunder, and any unexercised stock options shall expire. If the Advisor resigns for whatever reason, or if Gary M. Post dies or becomes disabled, the Advisor shall not be entitled to any further payments of the advisory fee hereunder, all unvested stock options and warrants shall expire, and all vested stock options and warrants shall remain exercisable until their respective expiration dates.

On November 6, 2006, OXIS entered into an Consulting Agreement with John E. Repine, M.D. The commencement date of the agreement was set retroactively at October 15, 2006 (the “Commencement Date”).

Pursuant to the Consulting Agreement, Dr. Repine shall advise OXIS concerning matters of antioxidant and inflammation research and potential acquisitions (including products/compounds/intellectual property, companies), product research and development, and the development and establishment of reference labs for oxidative stress and inflammatory reactions for a three year period from the Commencement Date, thereafter on a one year basis. Dr. Repine will receive annual compensation in the amount of $36,000, payable quarterly in advance in cash, common stock based on a price equal to 85% of average of the five closing prices for the five trading days prior to the date that the issuance is authorized by the Board of Directors, or in ten year warrants equal to that number of warrants equal to 1.5 times the number of shares that would otherwise be received. For the initial quarterly payment, Dr. Repine received 50,000 restricted shares. As part of the compensation under the Consulting Agreement, OXIS granted Dr. Repine a ten year stock option to purchase 200,000 shares of OXIS common stock at an exercise price of $0.20 per share, vesting as follows: (i) 100,000 options vesting in four equal quarterly installments commencing on January 15, 2007 and every three months thereafter and (ii) and the remaining 100,000 options vesting in eight quarterly installments over the following two years. Additionally, OXIS granted Dr. Repine, as a sign on bonus, a non-qualified option to purchase 200,000 shares at exercise price of $0.20 per share, with vesting in six equal installments, commencing on November 14, 2006, through the 180th day after the Commencement Date. During the term of the Consulting Agreement, Dr. Repine shall be eligible to receive annual and special bonuses based upon the attainment of agreed upon goals and milestones as determined by the OXIS Chief Executive Officer. Each bonus payable shall be paid in cash, although at Dr. Repine’s sole option, such bonus may be paid in stock (or in the form of ten year warrants with cashless exercise provisions, with 1.5 times the number of warrants to be issued in lieu of the number of shares of common stock), based upon the average of the closing bid and asked prices for the 5 trading days immediately prior to the awarding to Dr. Repine of the particular bonus.

If OXIS terminates the Consulting Agreement without cause after the six month anniversary of November 6, 2006, Dr. Repine shall receive an amount equal to twelve months of the advisory fee in a lump sum payment and all outstanding stock options shall become fully vested and the warrants vested as of the date of termination and the stock options shall remain exercisable through their respective expiration dates. If OXIS terminates this Agreement without cause prior the six month anniversary of November 6, 2006, Dr. Repine shall be paid any expenses due to him and all vested stock options and warrants shall remain exercisable through their respective expiration dates. If OXIS terminates Dr. Repine for cause, Dr. Repine shall not be entitled to any further payments of his advisory fee hereunder, and any unexercised stock options shall expire. If Dr. Repine resigns for whatever reason, or if he dies or becomes disabled, Dr. Repine shall not be entitled to any further payments of the consulting fee hereunder, all unvested stock options and warrants shall expire, and all vested stock options and warrants shall remain exercisable until their respective expiration dates.

All shares of common stock issuable to Drs. Hausman, Repine and Ambient Advisors or issuable upon the exercise of the warrants to be issued in lieu thereof pursuant to the above agreements, shall have the benefit of piggyback registration rights, pursuant to a Registration Rights Agreement to be executed by OXIS and Drs. Hausman, Repine and Ambient Advisors.

The foregoing summary of the material terms of the Employment Agreement with Dr. Hausman, the Advisory Agreement with Ambient Advisors and the Consulting Agreement with Dr. Repine are qualified in their entirety by the text of those documents attached as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between OXIS International, Inc. and Marvin S. Hausman, M.D. dated November 6, 2006.

10.2	Advisory Agreement between OXIS International, Inc. and Ambient Advisors, LLC dated November 6, 2006.

10.3	Consulting Agreement between OXIS International, Inc. and John E. Repine, M.D. dated November 6, 2006.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OXIS INTERNATIONAL, INC.

Date: November 13, 2006	By:	/s/ MICHAEL D. CENTRON
Michael D. Centron
Title: Vice President and Chief Financial Officer